Exhibit 5.4

OPINION AND CONSENT OF CARTER LEDYARD & MILBURN LLP

October 16, 2013
Baytex Energy USA Ltd.
600 17th St., Suite 1600 S.
Denver, CO  80202

Re:	Baytex Energy Corp. and Baytex Energy USA Ltd. – Combined Form F-10 and Form F-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Baytex Energy USA Ltd. (the “Company”), in connection with the Company’s registration statement on Form F-3 filed by the Company with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) and the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, of guarantees (the “Guarantees”) for debt securities issuable under the indenture (the “Indenture”) included as Exhibit 4.1 of the Registration Statement in an aggregate amount not to exceed CAN $750,000,000 as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of documents executed by parties (other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In rendering the opinions set forth below, we have also assumed (i) the truth, accuracy and completeness of the information, representations and warranties contained in the certificates, corporate records, agreements, instruments and other documents we have reviewed; (ii) the Registration Statement will have become effective under the Act; (iii) all Guarantees will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (iv) the Indenture has been and any agreements pursuant to which the Guarantees will be issued will be duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

When the Guarantees have been duly authorized by appropriate corporate action, and the Guarantees have been issued and delivered in accordance with the Indenture and any applicable agreement approved by, or on behalf of, the Company’s Board of Directors, the Guarantees will be the legal, valid binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture.

Our opinions are limited to the internal laws of the state of New York as currently in effect.

We hereby consent to the filing of this opinion letter as Exhibit 5.4 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Carter Ledyard & Milburn LLP